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Exhibit 32.1

                      CHIEF EXECUTIVE OFFICER CERTIFICATION
                 PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Bank of Granite Corporation (the "Company") on Form 10-Q for the period ended September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, John A. Forlines, Jr., Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that, to the best of my knowledge:

     1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and the results of operations of the Company.

Date: November 13, 2003                           /s/ John A. Forlines, Jr.

                                                  ------------------------------
                                                  John A. Forlines, Jr.
                                                  Chairman and
                                                  Chief Executive Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906 has been provided to Bank of Granite Corporation and will be retained by Bank of Granite Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

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